EXHIBIT 4.1

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below (this "Agreement"), is entered into by and between NATURAL HEALTH TRENDS CORP., a Florida corporation, with headquarters located at 380 Lashley Street, Longmont, CO 80501 (the "Company"), and each entity named on a signature page hereto (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

      WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Regulation S ("Regulation S") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

      WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Series J Convertible Preferred Stock, $.001par value, and having a liquidation preference of $1,000 per share, of the Company (the "Convertible Preferred Stock") which will be convertible into shares of Common Stock, $.001 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Preferred Stock, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock (the "Warrant Shares"), and subject to acceptance of this Agreement by the Company; and

      WHEREAS, the Convertible Preferred Stock and the Shares (as those terms are defined below) have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. Persons, other than distributors (as such terms are defined in Regulation S), unless the Convertible Preferred Stock or the Shares, as the case may be, are registered under the 1933 Act, or an exemption or safe harbor from the registration provisions of the 1933 Act is available;

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

      a. Purchase; Certain Definitions.

      (i) The undersigned hereby agrees to purchase from the Company Convertible Preferred Stock having a liquidation preference in the amount set forth on the Buyer's signature page


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of this Agreement (the "Preferred Stock"), out of a total offering of $1,000,000 of such Convertible Preferred Stock, and having the terms and conditions set forth in the Statement of Designations of the Series J Convertible Preferred
Stock  of  the  Company  attached  hereto  as  Annex  I  (the   "Certificate  of
Designations").

      (ii) The purchase price to be paid by the Buyer shall be equal to the amount set forth on the Buyer's signature page of this Agreement, and shall be payable in United States Dollars.

      b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

      (i) "Securities" means the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock or the exercise of the Warrants.

      (ii) "Purchase Price" means the purchase price for the Preferred Stock.

      (iii) "Closing Date" means the date of the closing of the purchase and sale of the Preferred Stock, as provided herein.

      (iv) "Buyer's Allocable Share" means the fraction of which the numerator is the liquidation preference of the Buyer's Preferred Stock specified on the Buyer's signature page of this Agreement and the denominator is $1,000,000.

      (v) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement defined below).

      (vi) "Converted Shares" means the shares of Common Stock issuable upon conversion of the Preferred Stock.

      (vii) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

      (viii) "Shares" means the shares of Common Stock representing any or all of the Converted Shares and the Warrant Shares.

      (ix) As used herein, the term "Market Price of the Common Stock" means the average closing bid price of the Common Stock for the three (3) trading days (which need not be consecutive) during the period of the twenty (20) trading days ending on the trading day immediately before the date indicated in the relevant provision hereof (unless a different relevant period is specified in the relevant provision) for which the closing bid price of the Common Stock (as reported by Bloomberg, LP or, if not so reported, as reported by the securities exchange or automated quotation system on which the Common Stock is listed or on the over-the-counter market) were the lowest.


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      (x)  "Person"  means any  living  person or any  entity,  such as, but not necessarily limited to, a corporation, partnership or trust.

      (xi) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

      (xii) "Transaction Agreements" means the Securities Purchase Agreement, the Registration Rights Agreement (as defined below), the Certificate of Designations, the Warrants, and the Joint Escrow Instructions (as defined below).

      c. Form of Payment; Delivery of Certificates.

      (i) The Buyer shall pay the Purchase Price for the Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions") on the date prior to the Closing Date.

      (ii) No later than the Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the Purchase Price, the Company shall deliver one or more certificates representing the Preferred Stock and, if relevant to the transactions to be consummated on that Closing Date, the Warrants to be issued hereunder, each duly executed on behalf of the Company and issued in the name of the Buyer (collectively, the "Certificates") to the Escrow Agent. Time is of the essence with respect to such delivery, and failure by the Company to make such delivery shall allow the Buyer to cancel this Agreement.

      (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

      d. Method of Payment. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

         Bank of New York
         350 Fifth Avenue
         New York, New York 10001

         ABA# 021000018
         For credit to the account of Krieger & Prager LLP, Esqs. Account No.: [To be provided to the Buyer by Krieger & Prager LLP]
         Re: Natural Health Trends Transaction


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Not later than 5:00 p.m., New York time, on the date which is three (3) New York
Stock Exchange ("NYSE") trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price for the Preferred Stock in immediately available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

      e. Escrow Property. The Purchase Price and the Certificates delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof are referred to as the "Escrow Property."

      2.  BUYER  REPRESENTATIONS,   WARRANTIES,  ETC.;  ACCESS  TO  INFORMATION;
INDEPENDENT INVESTIGATION.

      The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

      a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement, the Buyer is purchasing the Preferred Stock and the Warrants and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

      b. (i) The Buyer is not a U.S. Person as that term is defined under Regulation S, and is not controlled, directly or indirectly, by a U.S. Person.

            (ii) The Buyer is outside the United States as of the date of the execution and delivery of this Agreement.

            (iii) The Buyer is purchasing the Preferred Stock for its own account and not on behalf of any U.S. Person, and the Buyer is the sole beneficial owner of the Preferred Stock, and has not pre-arranged any sale of the Securities with any purchaser or purchasers in the United States.

            (iv) The Buyer understands that the Preferred Stock and the Shares may not be transferred, offered or sold in the United States or to a U.S. Person or citizen of the United States prior to the end of the one (1) year Distribution Compliance Period (the "Restricted Period") commencing on the later of (A) the date the Preferred Stock are first offered to persons other than Distributors (as defined in Regulation S) or (B) the date of the final closing of the Offering of the Preferred Stock by the Company. The Buyer acknowledges that the Company may not allow a transfer of the Preferred Stock in the United States or to a U.S. Person or citizen of the United States if, in the Company's opinion, Regulation S or any other applicable state, federal or foreign securities laws have not been complied with.


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            (v) The Buyer  understands that in the view of the SEC the statutory basis for the exemption claimed for this transaction would not be present if the offering of Preferred Stock, and the Shares issuable upon conversion thereof, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. The Buyer is acquiring the Preferred Stock for investment purposes and has no present intention to sell the Preferred Stock, or the Shares issuable upon conversion thereof, in the United States or to a U.S. Person or for the account or benefit of a U.S. Person either now or after the expiration of the Restricted Period, except pursuant to registration thereof or an exemption or safe harbor from registration.

            (vi) The Buyer is not an underwriter of, or dealer in, the Securities, and the Buyer is not participating, pursuant to a contractual agreement, in the distribution of the Securities.

            (vii) No offer to sell the Preferred Stock has been made to the Buyer within the United States, and the Buyer is not and will not be in the United States as of the date of execution and delivery of this Agreement.

            (viii) If the Buyer is a corporation or a partnership, the Buyer was not (A) formed principally for the purpose of acquiring the Preferred Stock or the Shares, or any other securities not registered under the Act, or (B) organized or incorporated under the laws of any state or jurisdiction of the United States.

            (ix) The Buyer is not subscribing for the Preferred Stock as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to the Buyer in connection with investment securities generally.

            (x) The Buyer is purchasing the Preferred Stock for its own account and/or for accounts over which the Buyer has discretionary authority, and not on behalf of or for the account of any person or entity who or which is a U.S. Person or citizen of the United States and not with a view to resale or distribution or any present intention to resell or distribute the Preferred Stock or the Shares in violation of any applicable securities laws. Anything herein contained to the contrary notwithstanding, for the purposes of this Agreement, the term "Buyer" shall mean the undersigned, and, if applicable, any person or entity for whom or which the undersigned is subscribing for Preferred Stock pursuant to discretionary authority granted to the undersigned.

            (xi) The Buyer is not purchasing the Preferred Stock with the present intention of "distributing" the Preferred Stock on behalf of the Company or on behalf of a "distributor" as defined in Regulation S, or any of their affiliates, in the United States or to a U.S. Person.

            (xii) The Buyer is not a "distributor" as defined in Regulation S.


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            (xiii)  To  the  knowledge  of  the  Buyer,  no  activity  has  been undertaken by the Company or any person acting on its behalf for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market for the Preferred Stock or the Shares in the United States.

            (xiv) The Buyer understands that, except as set forth in the Registration Rights Agreement, the Company is under no obligation to register the Preferred Stock or the Shares under the Act, or to assist the Buyer in complying with the Act or the securities laws of any state of the United States or of any foreign jurisdiction.

            (xv) The Buyer does not have a short position in the Shares or otherwise have a hedge against the risk of purchasing the Preferred Stock and will not have a short position in the Shares or otherwise hedge the risk of holding the Preferred Stock at any time prior to the expiration of the Restricted Period.

            (xvi) If at any time after the expiration of the Restricted Period the Buyer wishes to transfer or attempts to transfer the Preferred Stock or the Shares to a U.S. Person, the Buyer agrees to notify the Company if at such time it is either an "underwriter," "dealer," distributor," or an "affiliate" of the Company (as such terms are defined in the federal securities laws of the United States or the regulations promulgated hereunder, including, but not limited to, Regulation S), or if such transfer is being made as part of a plan or scheme to evade the registration provisions of the Act.

            (xvii) In the event that the Buyer desires to offer or sell the Preferred Stock or the Shares, such offer or sale shall at all times comply with the Act and rules and regulations promulgated thereunder, including Regulation S, and all other applicable state, federal and foreign securities laws. Subject to effective registration of the Shares, the Buyer agrees not, prior to the expiration of the Restricted Period, to sell the Preferred Stock or Shares to or for the account or benefit of a U.S. Person, to a citizen of the United States or in the United States, except in compliance with the Act and the applicable rules and regulations promulgated thereunder and thereafter the Buyer agrees not to sell the Preferred Stock or Shares in the United States except in compliance with the Act and the applicable rules and regulations promulgated thereunder, including Regulation S, and all applicable state, federal and foreign securities laws.

      c. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.


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      d. All subsequent  offers and sales of the Preferred  Stock and the Shares by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

      e. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock. In particular, the Buyer understands that the Company is relying on the rules governing offers and sales made outside the United States pursuant to Regulation
S. Rules 901 through 904 of Regulation S govern this transaction. The Buyer will notify the Company immediately upon the occurrence of any material change in the information regarding the Buyer contained herein occurring prior to the issuance of Converted Shares.

      f. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including those set forth on Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, (2) Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, June 30, 1999, and September 30, 1999, respectively, (3) Current Reports on Form 8-K filed on January 25, 1999 and February 19, 1999, as amended as filed on May 5, 1999, (4) Definitive Proxy Statement filed on January 25, 1999, and (5) Registration Statement on Form S-1/A filed on November 12, 1999 (collectively, the "Company's SEC Documents").

      g. The Buyer understands that its investment in the Securities involves a high degree of risk.

      h. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

      i, The Buyer hereby covenants that it will comply with all laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers the Securities, or has in its possession or distributes any offering material.

      j. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.


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      3. COMPANY  REPRESENTATIONS,  ETC. The Company  represents and warrants to the Buyer as of the date hereof and as of each Closing Date that, except as otherwise provided in the Company Disclosure Materials attached hereto as Annex V hereto:

      a. Concerning the Preferred Stock and the Shares. The Preferred Stock has been duly authorized, and when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability solely by reason of acquiring the Preferred Stock hereunder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock, the Warrants or the Shares.

      b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition or results of operation of the Company and its subsidiaries taken as a whole. The Company is a "Reporting Issuer" as defined by Rule 902 of Regulation S. The Company has registered its stock and is obligated to file reports pursuant to Section 12 of the 1934 Act. The Common Stock is listed and traded on The NASDAQ/SmallCap Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

      c. Authorized Shares. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, $.001 par value per share, of which approximately 7,860,000 shares had been issued as of the date hereof and (ii) 1,500,000 shares of Preferred Stock, par value $.001 per share, of which shares have been issued as of the date hereof as provided in Annex V annexed hereto. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as dividends on, the Preferred Stock or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

      d. Securities Purchase Agreement; Registration Rights Agreement and Stock. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company and this Agreement is, and each of the other Transaction Agreements,


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when  executed  and  delivered  by the  Company,  will be, a valid  and  binding agreement of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

      e. Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole, or on the transactions contemplated herein.

      f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

      g. SEC Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since January 1, 1999 timely filed all requisite forms, reports and exhibits thereto with the SEC.

      h. Absence of Certain Changes. Since December 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since December 31, 1998, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed,


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


or made any  agreements to purchase or redeem,  any shares of its capital stock;
(iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

      i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole , (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

      j. Absence of Litigation. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, operations, condition (financial or otherwise), or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

      k. Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole.

      l. Prior Issues. Except as disclosed in the Company's SEC Documents, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. The presently outstanding unconverted principal amount of each such issuance as at the date hereof are set forth in Annex V.

      m. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since December 31, 1998, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company (other than the transactions contemplated by the Transaction Agreements) which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

      n. Dilution. The number of Shares issuable upon conversion of the Preferred Stock and the exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company and its shareholders. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Conversion (as defined in the Certificate of Designations) relating to the conversion of the Preferred Stock and every Notice of Exercise Form (as contemplated by the Warrants) relating to the exercise of the Warrants unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

      o. Offshore Transaction. The Company has not offered or sold the Preferred Stock to any person in the United States, or, to the best knowledge of the Company any identifiable groups of U.S. citizens abroad, or any U.S. Person as that term is defined in Regulation S. At the time the buy order for the Preferred Stock was originated, the Company and/or its agents reasonably believed the Buyer was outside the United States and was not a U.S. Person.

      p. No Directed Selling Efforts. In regard to this transaction, the Company has not conducted any "direct selling efforts" as that term is defined in Rule 902 of Regulation S nor has the Company conducted any general solicitation relating to the offer and sale of the within securities to persons resident within the United States or elsewhere.

      q. Brokers, Finders. The Company has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3(q) that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

      4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

      a. Transfer Restrictions. The Buyer acknowledges that (1) the Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than to the extent contemplated by the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

      b. Restrictive Legend. The Buyer acknowledges and agrees that the Preferred Stock and the Warrants, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement or an applicable exemption from registration, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE
         SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

The legend set forth above shall be promptly removed, and the Company shall issue a certificate without such legend to the holder of any such Securities upon which such legend is stamped, if, unless otherwise required by federal or state securities laws, (i) such Securities are registered for resale under the Securities Act and are sold in accordance with an effective Registration Statement, or (ii) such holder provides the Company with reasonable assurances that such Securities can be sold pursuant to Rule 144(k) promulgated under the Securities Act. The Company shall bear the cost of the removal of any legend as anticipated by this Section 4.

      c. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

      d. Filings. (i) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

      (ii) Subject to the conditions of the immediately following sentence, the Company undertakes and agrees to take all steps necessary to have a meeting and vote of the stockholders of the Company no later than the Meeting Date (as defined below) regarding authorization of the Company's issuance to the holders of the Preferred Stock and Warrants of shares of Common Stock in excess of twenty percent (20%) of the outstanding shares of Common Stock on the date of this Agreement in accordance with NASDAQ Rule 4310(c)(25)(H)(i) or Rule 4460(i)(1), as may be applicable. The term "Meeting Date" means the date which is the earlier of (x) seventy-five (75) days after the date on which the Company has issued, after the date of this Agreement, shares of Common Stock which, in the aggregate equal or exceed ten percent (10%) of the outstanding shares of Common Stock on the date hereof or (y) the date on which the Company holds its next regular or special stockholders meeting. The Company will recommend to the stockholders that such authorization be granted and will seek proxies from stockholders not attending the meeting naming a director or officer of the Company as such stockholder's proxy and directing the proxy to vote, or giving the proxy the authority to vote, in favor of such authorization.

      e. Reporting Status. So long as the Buyer beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to obtain and to continue the listing and trading of its Common Stock (including, without limitation, all Registrable Securities) on The NASDAQ/SmallCap Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The NASDAQ/SmallCap Market.

      f. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow fees in connection with the sale of the Preferred Stock) for internal working capital purposes, and, unless specifically consented to in advance in each instance by the Buyer, the Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other person or for the repayment of any outstanding loan by the Company to any other party.

      g. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield the aggregate of (i) one hundred fifty percent (150%) of the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Certificate of Designations or to represent payment of dividends on the Preferred Stock and (ii) the number of shares issuable upon exercise as may be required to satisfy the exercise rights of the Buyer pursuant to the terms and conditions of the Warrants.

      h. Warrants. The Company agrees to issue to the Buyer on the Closing Date transferable warrants (the "Warrants") for the purchase of a number of shares of Common Stock equal to(x) twenty percent (20%) of the Purchase Price, as indicated on the Buyer's signature page to this Agreement, divided by (y) 110% of the closing bid price of the Common Stock (as reported by Bloomberg, LP) on the trading day immediately before the Closing Date. The Warrants shall bear an exercise price per share equal to 110% of the closing bid price of the Common Stock (as reported by Bloomberg, LP) on the trading day immediately before the Closing Date (subject to adjustment as provided in the Warrant). The Warrants will expire on the last day of the calendar month in which the fifth anniversary of the Closing Date occurs. The Warrants shall be in the form annexed hereto as Annex VI, together with (x) registration rights as provided in the Registration Rights Agreement and (y) piggy-back registration rights after the effectiveness of the Registration Statement expires, as contemplated by the Registration Rights Agreement.

      i. Limitation on Issuance of Shares. If applicable to the Company, the Company may be limited in the number of shares of Common Stock it may issue by virtue of (i) the number of authorized shares or (ii) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, including, but not necessarily limited to, NASDAQ Rule 4310(c)(25)(H)(i) or Rule 4460(i)(1), as may be applicable (collectively, the "Cap Regulations"). Without limiting the other provisions thereof, the Preferred Stock shall provide that (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the holder of a share of Preferred Stock which can not be converted as result of the Cap Regulations after all such shares of Preferred Stock which can be converted under the Cap Regulations have been converted (each such share, an "Unconverted Share") shall have the option, exercisable in such holder's sole and absolute discretion, to elect either of the following remedies:

            (x) if permitted by the Cap Regulations, require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing price per share of Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of notice of conversion; or

            (y) require the Company to redeem such Unconverted Share for an amount (the "Cap Limitation Redemption Amount"), payable in cash, equal to:

                        V                    x            M
                     ------
                       CP

      where:

            "V" means the liquidation preference of the Unconverted Share plus any accrued but unpaid dividends thereon;

            "CP" means the conversion price in effect on the date of redemption (the "Redemption Date") specified in the notice from the holder of the Unconverted Share electing this remedy; and

            "M" means the highest closing price per share of the Common Stock during the period beginning on the Redemption Date and ending on the date of payment of the Cap Limitation Redemption Amount.

A holder of more than one Unconverted Share may elect one of the above remedies with respect to some of such Unconverted Shares and the other remedy with respect to other Unconverted Shares. The Cap Limitation Redemption Amount payable under the provisions of this Section 4(i) shall be payable within thirty
(30) days of the Redemption Date. The Certificate of Designations shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Buyer. The provisions of this paragraph are not intended to limit the scope of the provisions otherwise included in the Certificate of Designations.

      j. Right of First Refusal, Special Dilution Protection. (i) The Company covenants and agrees that, if during the period from the date hereof through and including the date which is two hundred forty (240) days after the Effective Date, the Company offers to enter into any transaction other than an underwritten public offering (a "New Transaction") for the sale of New Common Stock, the Company shall notify the Buyer in writing of all of the terms of such offer (a "New Transaction Offer"). The Buyer shall have the right (the "Right of First Refusal"), exercisable by written notice given to the Company by the close of business on the third business day after the Buyer's receipt of the New Transaction Offer (the "Right of First Refusal Expiration Date"), to participate in all or any part of the New Transaction Offer on the terms so specified.

      (ii) If,  and only if,  the  Buyer  does not  exercise  the Right of First
Refusal in full, the Company may consummate the remaining portion of the New Transaction with any New Investor on the terms specified in the New Transaction Offer within twenty (20) days of the Right of First Refusal Expiration Date.

      (iii) If the terms of the New Transaction to be consummated with such other party differ from the terms specified in the New Transaction Offer so that the terms are more beneficial in any respect to the New Investor, the Company shall give the Buyer a New Transaction Offer relating to the terms of the New Transaction, as so changed, and the Buyer's Right of First Refusal and the preceding terms of this Section 4(j) shall apply with respect to such changed terms.

      (iv) If there is more than one Buyer signatory to this Agreement, the preceding provisions of this Section 4(j) shall apply pro rata among them (based on their relative Buyer's Allocable Shares), except that, to the extent any such Buyer does not exercise its Right of First Refusal in full (a "Declining Buyer"), the remaining Buyer or Buyers who or which have exercised their own Right of First Refusal in full, shall have the right (pro rata among them based on their relative Buyer's Allocable Shares, if more than one) to exercise all or a portion of such Declining Buyer's unexercised Right of Refusal.

      (v) In the event the New Transaction is consummated for the sale of New Common Stock or the issuance of warrants or other rights to purchase New Common Stock with such third party at any time prior to the expiration of two hundred forty (240) days after the Effective Date on terms providing for (x) either a sale price equal to or computed based on, or a determination of a conversion price based on, a lower percentage of the then current market price (howsoever defined or computed) than provided in the Certificate of Designations for determining the Conversion Rate or a lower Fixed Price (as defined in the Certificate of Designations, but howsoever defined or computed in the New Transaction documents) and/or (y) the issuance of warrants at an exercise price lower than that provided in the Warrants and/or for a greater number of shares per dollar paid or invested by such third party to or in the Company, the terms of the Certificate of Designations (or other documentation affecting the terms of the Preferred Stock) and the Warrants (whether previously issued and/or converted or not) shall be modified to (i) reduce the relevant Conversion Rate, Fixed Price or Warrant exercise price and/or (ii) increase the number of shares covered by the Warrants, in each instance to be equal to that provided in the New Transaction as so consummated (provided, however, that such increased Warrants shall have the same exercise price formula as the New Transaction warrants).

      k. Reimbursement. If (i) any Buyer, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, or (ii) any Buyer, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the

Transaction Agreements, or if such Buyer is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Buyers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyers and any such Affiliate and any such Person. The Company also agrees that neither any Buyer nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Agreements except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Buyer.

      5. TRANSFER AGENT INSTRUCTIONS.

      a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares or the Warrant Shares, as the case may be, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

      b. Subject to the provisions of this Agreement, the Company will permit the Buyer to exercise its right to convert the Preferred Stock in the manner contemplated by the Certificate of Designations.

      c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date (as defined in the Certificate of Designations) could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond three (3) business days from the Delivery Date):

                                         Late Payment For Each $10,000
                                         of Liquidation Preference or Dividend
   No. Business Days Late                Amount Being Converted
   ----------------------                -------------------------------------
             1                           $100
             2                           $200
             3                           $300
             4                           $400
             5                           $500
             6                           $600
             7                           $700
             8                           $800
             9                           $900
             10                          $1,000
             >10                         $1,000 +$200 for each Business
                                         Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. For purposes of this Section 5(c), in connection with a Mandatory Conversion (as defined in the Certificate of Designations), the term "Delivery Date" shall refer to the earlier of (i) the Delivery Date determined in relation to a Notice of Conversion actually submitted by the Buyer to the Company or (ii) the fourth or sixth business date, as the case may be, after written notice from the Buyer that the delivery of shares to the Buyer in connection with the Mandatory Conversion has not been accomplished. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within three (3) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

      d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall have the right, to require the Company to pay to the Converting Holder, in addition to the amounts contemplated in other provisions of the

Transaction Agreements, and not in lieu of any such other amounts, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

      e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

      f. If, at any time the Company challenges, disputes or denies the right of a holder of Preferred Stock to effect a conversion of the Preferred Stock into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with the terms of this Agreement or the Certificate of Designations or any exercise of any Warrant in accordance with its terms ("Warrant Exercise"), then such holder shall have the right, by written notice to the Company, to require the Company to promptly redeem the Preferred Stock for cash at a redemption price (the "Mandatory Purchase Amount") equal to (x) one hundred forty-five percent (145%) of the liquidation preference of the unconverted Preferred Stock held by such holder plus (y) all accrued but unpaid dividends on the Preferred Stock through the date of payment of the Mandatory Purchase Amount. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of such holder, including, but not necessarily limited to, reasonable legal fees and expenses, as and when incurred in connection with such holder's disputing any such action or pursuing such holder's rights hereunder (in addition to any other rights such holder may have hereunder or otherwise). The Mandatory Purchase Amount will be payable to such holder in cash within five (5) business days from the date such holder gives the Company written notice that it is exercising its rights under this paragraph.

      g. The holder of any Preferred Stock shall be entitled to exercise its conversion privilege with respect to the Preferred Stock notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the conversion of the Preferred Stock. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

      h. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative , to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Buyer in connection with a Notice of Conversion, or
(ii) the number of outstanding shares of Common Stock of all stockholders as of a current or other specified date. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

      6. CLOSING DATES.

      a. The Closing Date shall occur on the date which is the first NYSE trading day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

      b. The closing of the purchase and issuance of Preferred Stock shall occur on the Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

      c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

      7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The Buyer understands that the Company's obligation to sell the Preferred Stock to the Buyer pursuant to this Agreement on the Closing Date is conditioned upon:

      a. The Buyer's execution and delivery of this Agreement and the other Transaction Agreements contemplated to be signed by the Buyer;

      b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Preferred Stock in accordance with this Agreement;

      c. The accuracy on the Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date;

      d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby or requiring any consent or approval which shall not have been obtained; and

      e. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on The NASDAQ/SmallCap Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ/SmallCap Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Company makes it impracticable or inadvisable to sell the Preferred Stock.

      8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

      The Company understands that the Buyer's obligation to purchase the Preferred Stock on the Closing Date is conditioned upon:

      a. The adoption of the Certificate of Designations by all necessary corporate action of the Company and the filing of all filings necessary to effectuate the Certificate of Designations as a part of the charter documents of the Company;

      b. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

      c. Delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

      d. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

      e. On the Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

      f. On the Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in Annex III attached hereto;

      g. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby or requiring any consent or approval which shall not have been obtained;

      h. From and after the date hereof to and including the Closing Date, the trading of the Common Stock shall not have been suspended by the SEC or the NASD and trading in securities generally on The NASDAQ/SmallCap Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ/SmallCap Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Preferred Stock.

      9. GOVERNING LAW: MISCELLANEOUS.

      a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

      b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

      c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

      d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

      e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

      f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

      g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

      i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

      j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

      10. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

      (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

      (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

      (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:          Natural Health Trends Corp.
                  380 Lashley Street
                  Longmont, CO 80501
                  Attn: Mark Woodburn
                  Telephone No.: (303) 682-4637
                  Telecopier No.: (303) 682-4236

                  with a copy to:

                  Silverman, Collura & Chernis, P.C.
                  381 Park Avenue South, Suite 1601
                  New York, NY 10016
                  Attn:  Martin C.  Licht, Esq.
                  Telephone No.: (212) 779-8600
                  Telecopier No.: (212) 779-8858

BUYER: At the address set forth on the signature page of this Agreement.

                  with a copy to:

                  Krieger & Prager LLP, Esqs.
                  39 Broadway
                  Suite 1440
                  New York, NY 10006
                  Attn: Samuel Krieger, Esq.
                  Telephone No.: (212) 363-2900
                  Telecopier No.  (212) 363-2999

ESCROW AGENT:     Krieger & Prager LLP, Esqs.
                  39 Broadway
                  Suite 1440
                  New York, NY 10006
                  Attn: Samuel Krieger, Esq.
                  New York, New York 10016
                  Telephone No.: (212) 363-2900
                  Telecopier No.  (212) 363-2999

      11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the Warrants and the payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

LIQUIDATION PREFERENCE OF PREFERRED STOCK:       $
                                                  --------------------

PURCHASE PRICE OF PREFERRED STOCK:               $
                                                  --------------------

                             SIGNATURES FOR ENTITIES

      IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this __________ day _________, 2000.

--------------------------------            ------------------------------------
Address                                     Printed Name of Subscriber

--------------------------------            By:
                                               ---------------------------------
Telecopier No.                              (Signature of Authorized Person)
              ------------------
                                            ------------------------------------

--------------------------------            ------------------------------------
Jurisdiction of Incorporation               Printed Name and Title
or Organization

 As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

NATURAL HEALTH TRENDS CORP.

By:
   -------------------------------

Title:
      ----------------------------

Date:                      ,2000
     -----------------------------